UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2026

RENX ENTERPRISES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (786) 808-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2026, James D. Burnham, a member of the Board of Directors (the “Board”) of RenX Enterprises Corp. (the “Company”), notified the Company of his decision to resign, effective as such date, from his position as a member of the Board. The resignation was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

In connection with his resignation, effective July 1, 2026 (the “Effective Date”), the Company entered into an employment agreement with Mr. Burnham (the “Burnham Employment Agreement”) to employ Mr. Burnham as the Company’s Director of Growth & M&A for a one-year term (the “Initial Term”) at an annual base salary of $275,000, with a discretionary bonus of up to 15% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors. The Burnham Employment Agreement provides that Mr. Burnham will be eligible to six (6) months’ severance for a without cause termination of employment. Pursuant to the Burnham Employment Agreement, the term of the agreement will be extended for additional one (1) year periods unless, no later than thirty (30) days prior to the expiration of the Initial Term or any such one (1) year extension period, as applicable, the Company or Mr. Burnham provides notice to the other of its intent to terminate the agreement.

Mr. Burnham has been providing services to the Company pursuant to an amended and restated consulting agreement (the “Burnham Consulting Agreement”), dated June 2, 2025, between the Company and JDB Consulting Services, Inc., a company controlled by Mr. Burnham. The Burnham Consulting Agreement will be deemed terminated as of the Effective Date.

Tristan Burnham, son of Mr. Burnham, is employed by the Company’s subsidiary, Resource Group US Holdings LLC, as Vice President of Operations. There are no other family relationships between Mr. Burnham and any of the Company’s directors or executive officers. In addition, except as set forth above, Mr. Burnham is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Burnham Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Burnham Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1	Employment Agreement between RenX Enterprises Corp. and James Burnham, effective as of July 1, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2026	RENX ENTERPISES CORP.

	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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